Exhibit 99.1

Nuwellis Regains Compliance with Nasdaq Listing Requirements

MINNEAPOLIS — Dec. 19, 2024 — Nuwellis, Inc. (Nasdaq: NUWE) (the “Company” or “Nuwellis”), today announced that the Company received formal written notice from The Nasdaq Stock Market LLC ("Nasdaq") that the Company has regained compliance with Nasdaq's minimum bid price requirement (the “Bid Price Requirement”) set forth in Nasdaq Listing Rule 5550(a)(2), as well as Nasdaq’s stockholders’ equity requirement (“Equity Requirement”) set forth in Nasdaq Listing Rule 5550(b)(1). The Company's Common Stock will continue to trade on The Nasdaq Capital Market tier of Nasdaq under the symbol "NUWE".

This confirmation follows the Company’s successful efforts to improve its balance sheet by raising new equity, reducing outstanding liabilities, and reclassifying certain prior warrant liabilities as equity. As a result, Nuwellis now exceeds Nasdaq’s stockholders' Equity Requirement of at least $2.5 million, which was previously reported on our Form 10-Q for the period ending September 30, 2024.

Nestor Jaramillo, President and CEO of Nuwellis said: "We are pleased to receive Nasdaq’s written notification confirming Nuwellis has regained compliance with both the minimum stockholders’ Equity Requirement and the Bid Price Requirement. Over the past few months, we have made significant strides in improving our balance sheet and expanding our business. This includes the successful raise of $5.1 million in gross proceeds from warrant exercises and through our recent warrant inducement transaction in November. In addition, we implemented a reverse stock split of 1:35 on June 26, 2024.”

As part of the compliance confirmation, Nuwellis will be subject to a mandatory panel monitor for a year from the date the letter was received, December 17, 2024.

About Nuwellis

Nuwellis, Inc. (Nasdaq: NUWE) is a medical device company dedicated to transforming the lives of patients suffering from fluid overload through science, collaboration, and innovation. The company is focused on commercializing the Aquadex SmartFlow® system for ultrafiltration therapy. Nuwellis is headquartered in Minneapolis, with a wholly owned subsidiary in Ireland. For more information visit www.nuwellis.com or visit us on LinkedIn or Twitter.

About the Aquadex SmartFlow® System

The Aquadex SmartFlow system delivers clinically proven therapy using a simple, flexible and smart method of removing excess fluid from patients suffering from hypervolemia (fluid overload). The Aquadex SmartFlow system is indicated for temporary (up to 8 hours) or extended (longer than 8 hours in patients who require hospitalization) use in adult and pediatric patients weighing 20 kg or more whose fluid overload is unresponsive to medical management, including diuretics. All treatments must be administered by a health care provider, within an outpatient or inpatient clinical setting, under physician prescription, both having received training in extracorporeal therapies.

Forward-Looking Statements

Certain statements in this release may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the Company's ability to maintain the continued listing of the Company's securities on Nasdaq. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risks associated with our ability to execute on our commercialization strategy, the possibility that we may be unable to raise sufficient funds necessary for our anticipated operations, our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. Nuwellis does not assume any obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise.

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CONTACTS

Investors:
Vivian Cervantes
Gilmartin Group
ir@nuwellis.com